Exhibit 10.19

Purchase Contract with Jiangsu Shagang Group Co., Ltd
Time of Execution: Jan. 01,2010    Place of Execution: Shagang

I.	Name, Model, Quantity, Amount and Notes of Product

name	Brand	Specification & model	unit	quantity	Unit price	Total Price	notes

Wire Rod	Shagang	Ф13 SWRH82B	ton	60000	4700	282000000	1.	Delivery by installments
							2.
The contract quantity is the agreed quantity by Ossen Innovation Materials Co., Ltd. Monthly quantity should be determined according to the quantity to be picked up applied for assessment by Ossen Innovation Materials Co., Ltd, pricing policy should be Shagang’s pricing policy at the time purchaser pick up the goods.

In total: RMB 282billion

II.	Quality requirements and technical standards: Q/320582 SG-2010
III.	Place and method of delivery: Shagang Factory.
IV.	Method of Transportation and destination and undertaking of expenses: Purchasers pick up goods by themselves, all cost and fees so incurred are borne by purchasers.
V.	Reasonable loss and method of calculation: actual pounds +- 30% reasonable difference
VI.	Package standards: packed up into one piece
VII.	Standards and method of inspection: subject to the letter of guarantee and the specification of weight of the supplier
VIII.	Settlement and period: cash term or bank acceptance (interest so deducted according to Shagang’ policy)
IX.	In case of any needs for guarantee, a separate guarantee contract must be concluded and constitutes an attachment to the contract.
X.	Liabilities for breaching the contract: subject to the contract law
XI.	Settlement method: subject to mutual negotiation or the jurisdiction of the local court where the contract is executed.
XII.	Other convenants.

Supplier:Jiangsu Shagang Group Co., Ltd (seal)	Purchaser: Ossen Innovation Materials Co., Ltd. (seal)
Address: Jiangsu Yangtze International Metallurgical Industrial Park	Address:
Zip code: 215625	Zip code:
Phone: 0521-5895329 3	Phone:
Opening Bank:	Opening Bank:
Account No.:	Account No.:
Tax No.:	Tax No.:
Representative: Yu, Yajun	Representative:

Notarial Opinion:
By:
Date:
Valid period: from Jan.1, 2010 to Dec.31, 2010	Supervised by : Zhangjiagang Administration for Industry & Commerce